UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/03/2005

Tercica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

651 Gateway Boulevard
Suite 950
South San Francisco, CA 94080
(Address of Principal Executive Offices, Including Zip Code)

(650) 624-4900
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 1, 2005, the Compensation Committee of Tercica's Board of Directors approved a salary of $235,000 for Ms. Susan Wong, acting Chief Financial Officer.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2005, Tercica's Board of Directors elected Ms. Susan Wong as a Section 16 officer and as acting Chief Financial Officer.

Item 8.01.    Other Events

At Tercica's 2005 annual stockholders' meeting held on June 1, 2005, Drs. Ross Clark and Olle Isaksson and Mr. David Mahoney were re-elected by the stockholders to Tercica's Board of Directors for a three-year term expiring at the 2008 annual stockholders' meeting; and the selection of Ernst & Young LLP as Tercica's independent public accounting firm for the year ending December 31, 2005 was ratified.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Tercica, Inc.

Date: June 03, 2005.	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Senior Vice President of Legal Affairs